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                                                                      Exhibit 21
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                            Subsidiaries of United
                            ----------------------

United Stationers Supply Co., an Illinois corporation


                          Subsidiaries of the Company
                          ---------------------------

United Stationers Hong Kong Limited, incorporated under the laws of Hong Kong

United Worldwide Limited, incorporated under the laws of Hong Kong

CJS/GT Corp., a Georgia corporation

United Business Computers, Inc., a Delaware corporation